EXHIBIT 99.1

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                                                                        Contact:
                                                                   MKTG Services
                                                              Investor Relations
                                                                    917.339.7246


                    MKTG SERVICES TO MAINTAIN NASDAQ LISTING


NEW YORK, NEW YORK, MARCH 6, 2003 - MKTG Services, Inc. (Nasdaq: MKTG), a leading relationship marketing company, today announced that it was advised by Nasdaq that, following a hearing held on February 13, 2003 before a Nasdaq Listing Qualifications Panel (the "Panel"), a determination was made to continue the listing of the Company's securities on the Nasdaq SmallCap Market.

In so doing, the Panel found that the Company regained compliance with the Nasdaq bid price requirement and likewise regained compliance with the requirements relating to the market value of publicly held shares, the shareholders equity requirement, as well as all other requirements for continued listing on the Nasdaq SmallCap Market.

On or before March 14, 2003, the Company is required to make a confirmatory public filing with the Securities and Exchange Commission evidencing shareholders equity of at least $2,500,000. The Company intends to make the requisite filing to comply with this condition by filing, on or before March 14, 2003 under Form 8-K, a balance sheet evidencing the requisite shareholder equity.

In addition, the Company is required to file, on or before May 15, 2003, a quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2003 evidencing shareholders equity of at least $2,500,000.


ABOUT MKTG SERVICES, INC.

MKTG Services, Inc. (Nasdaq: MKTG) is a leading relationship marketing company focused on assisting corporations with customer acquisition and retention strategies and solutions. Our highly customized teleservices operations deliver campaigns, which, strengthen brands, increase customer loyalty, and consistently yield a high net return for our clients. General Electric Company has been the largest shareholder of the Company since 1997.

The corporate headquarters is located at 333 Seventh Avenue, New York, NY 10001.
Telephone: 917-339-7100. Additional information is available on the Company's website: http://www.mktgservices.com.


     THE INFORMATION CONTAINED IN THIS NEWS RELEASE, OTHER THAN HISTORICAL INFORMATION, CONSISTS OF FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN SUCH STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS, CONSUMER SPENDING LEVELS, ADVERSE WEATHER CONDITIONS AND OTHER FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS.